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                                                                    EXHIBIT 99.1

NEWS RELEASE                                                      [TENNECO LOGO]


     For Immediate Release

     Contacts: Jane Ostrander
               Media Relations
               847 482-5607
               jostrander@tenneco.com
               ----------------------

                Leslie Hunziker
                Investor Relations
                847 482-5042
                lhunziker@tenneco.com
               ---------------------


     TENNECO TO WEBCAST PRESENTATION AT THE 16TH ANNUAL WACHOVIA SECURITIES
                          NANTUCKET EQUITY CONFERENCE

LAKE FOREST, ILLINOIS, JUNE 12, 2006 - Tenneco (NYSE: TEN) will participate in the 16th Annual Wachovia Securities Nantucket Equity Conference to be held in Nantucket, Massachusetts, on Tuesday, June 20, 2006. Mark Frissora, the company's Chairman, Chief Executive Officer, President, will present at 11:45 a.m. ET.

Tenneco's presentation will be webcast and can be accessed by going to the "Investors" portion of the company's web site at www.tenneco.com. A replay of this webcast will be available on the Tenneco web site through July 20, 2006.

Tenneco is a $4.4 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 19,000 employees worldwide. Tenneco is one of the world's largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe(R), Walker(R), Gillet(R) and Clevite(R)Elastomer brand names.

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